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                                 EXHIBIT 3.1





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                          ARTICLES OF INCORPORATION

                                      OF

                               VSSI OCEANS INC.

              PURSUANT TO THE LIBERIAN BUSINESS CORPORATION ACT



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                          ARTICLES OF INCORPORATION

              PURSUANT TO THE LIBERIAN BUSINESS CORPORATION ACT

        The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Liberian Business Corporation Act, does hereby make, subscribe, acknowledge and file in the Office of the Minister of Foreign Affairs this instrument for that purpose, as follows:

        A.       The name of the Corporation shall be:

                 VSSI OCEANS INC.

        B. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Liberian Business Corporation Act.

        C. The registered address of the Corporation in Liberia shall be 80 Broad Street, Monrovia, Liberia. The name of the Corporation's registered agent at such address shall be The International Trust Company of America.

        D. The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) bearer and/or registered shares without par value.

        The Corporation shall mail notices and information to holders of bearer shares to the address provided to the corporation by the shareholder for that purpose.

        The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.

        E. The Corporation shall have every power which a Corporation now or hereafter organized under the Liberian Business Corporation Act may have.

        F. The name and mailing address of each incorporator of these Articles of Incorporation and the number of shares of stock subscribed by each incorporator is:


                                                         No. of Shares of
Name                   Post Office Address           Common Stock Subscribed
----                   -------------------           -----------------------
S.B. Goweh             80 Broad Street                         One
                       Monrovia, Liberia


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        G.       The number of directors constituting the initial Board of
Directors is three (3).

        H. The Board of Directors as well as the Shareholders of the Corporation shall have the authority to adopt, amend or repeal the by-laws of the Corporation.

        I. Corporate existence shall begin upon filing these Articles of Incorporation with the Minister of Foreign Affairs as of the filing date stated on these Articles.

        IN WITNESS WHEREOF, I have made, subscribed and acknowledged this instrument on this 7th day of September, 1987.



                                                     /s/ S.B. Goweh
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                                 EXHIBIT 3.1


                           SCHEDULE TO EXHIBIT 3.1

        Articles of Incorporation not required to be filed because each of them is substantially identical to Exhibit 3.1, and the material details by which such Articles of Incorporation differ from Exhibit 3.1 are as follows:

        1. Articles of Incorporation, dated September 7, 1987, of VSSI Atlantic, Inc.

        a.      Name of Corporation:     VSSI Atlantic, Inc.

        2.      Articles of Incorporation, dated March 28, 1989, of VSSI
                Appian, Inc.

        a.      Name of Corporation:     VSSI Appian, Inc.